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                                                                     EXHIBIT 5.1


                         Opinion of A. L. Vickers, Esq.


December 20, 2001

GOLDEN CHIEF RESOURCES, Inc.
3109 Carlisle
Dallas, Texas  75204

RE: Registration Statement on Form S-8


Ladies and Gentlemen:


I have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock (the "Shares") issued or issuable . As your counsel in connection with this transaction, I have examined the proceedings taken and proposed to be taken by you in connection with the issuance of the Shares.


It is my opinion that the Shares, when issued in accordance with the terms of the Form S-8, will be legally and validly issued, fully paid, and nonassessable.


I further consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                                               Very truly yours,
                                                               /s/ A. L. Vickers
                                                               -----------------
                                                              A. L .Vickers Esq.